UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                February 14, 2001
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMMISSION FILE NUMBER 1-11775


                             AVIATION SALES COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                         65-0665658
          (STATE OR OTHER JURISDICTION OF             (IRS EMPLOYER
          INCORPORATION OR ORGANIZATION)            IDENTIFICATION NO.)

                               3601 FLAMINGO ROAD
                             MIRAMAR, FLORIDA 33027
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (954) 538-8900
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.           OTHER EVENTS

         $10.0 Million Term Loan

         On February 14, 2001, the Company's subsidiaries that are borrowers under the Company's existing senior credit facility executed a term loan note in favor of Bank of America, N.A. in the face amount of $10.0 million ("Term Loan"). The Term Loan is guaranteed by the Company and by substantially all of the other subsidiaries of the Company. The Term Loan is due on August 14, 2002 and bears interest at the rate of LIBOR plus 2%. The term loan is secured by a third lien upon the assets securing the Company's existing senior credit facility.

         In connection with the Term Loan, four individuals (or entities under their control) provided incremental credit support in favor of Bank of America, N.A. to further secure the Company's repayment of the Term Loan. The four individuals were Ben Quevedo, a director of the Company and the Company's President and Chief Operating Officer, Robert Alpert, a director of the Company, Lacy Harber and Don A. Sanders. In return for providing the Company with credit support for the Term Loan, these four individuals each received a five-year warrant to purchase 250,000 shares of the Company's authorized but unissued common stock at an exercise price of $4.00 per share.

         The proceeds of the Term Loan were effectively used by the Company to make the current interest payment on the Company's outstanding Senior Subordinated Notes due 2008 and for working capital.

         The foregoing is a summary of the information contained in the documents relating to the Term Loan. Reference is made to the more detailed information contained in the documents relating to the Term Loan which are Exhibits 10.01 -- 10.04 to this Form 8-K.

         On February 16, 2001, the Company issued a press release announcing that it had obtained the Term Loan. A copy of the Company's press release is
Exhibit 99.1 to this Form 8-K.

         Amendments to the Company's Senior Loan Facility

         Simultaneous with obtaining the Term Loan, the Company entered into Amendment No. 4, Consent and Waiver ("Amendment No. 4") amending the terms of the Fourth Amended and Restated Credit Agreement (the "Credit Agreement") between the Company and its senior lenders. Under Amendment No. 4, the Credit Agreement was, among other things, amended to permit the Term Loan, to reset the financial covenants which the Company must meet commencing March 31, 2001, and to redefine the borrowing base under the Credit Agreement.

         For a summary of the terms of the Credit Agreement, see the Company's Form 8-K dated May 31, 2000. The foregoing is a summary of the terms of Amendment No. 4. Reference is made to the text of Amendment No. 4, which is
Exhibit 10.5 to this Form 8-K.

         Amendment to TROL Financing

         Simultaneous with obtaining the Term Loan, the Company entered into an agreement amending the terms of the agreements relating to its Miramar facilities. The amendment, which is Amendment and Consent Agreement No. 7 for Lease Agreement and Certain Other Operating Agreements ("Amendment No. 7"), brings the agreements relating to the TROL financing into conformity with the Credit Agreement, as amended by Amendment No. 4.

         For a description of the terms of the TROL financing, see the Company's 1999 Annual Report on Form 10-K, as amended, and the Company's Form 8-K dated December 1, 2000. The foregoing is a summary of the terms of Amendment No. 7. Reference is made to the text of Amendment No. 7, which is Exhibit 10.6 to this Form 8-K.

          $15.5 Million Term Loan Note

         Simultaneous with obtaining the Term Loan, the Company entered into an amendment to the $15.5 million term loan note which the Company executed in February 2000. The amendment to the $15.5 million term loan note extends the maturity date of the term loan until July 31, 2002, and requires the Company to begin amortizing the principal of the term loan commencing in June 2001.

         The foregoing is a summary of the amendment to the $15.5 million term loan note. Reference is made to the text of the amended $15.5 million term loan note, which is Exhibit 10.7 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
        AND EXHIBITS.

       (c)   Exhibits.

      Exhibit No.        Description
      -----------        -----------
          10.1           Agreement, dated February 14, 2001, between various
                         subsidiaries of the Company and Bank of America, N.A.

          10.2           $10.0 million Term Loan Note, dated February 14, 2001

          10.3 Form of Limited Guaranty from individuals (or entities under their control) providing credit support in favor of Bank of America, N.A.

          10.4           Form of Common Stock Purchase Warrant

          10.5 Amendment No. 4, Consent and Waiver, dated February 14, 2001, to the Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, as amended

          10.6 Amendment and Consent Agreement No. 7 for Lease Agreement and Certain Other Operative Agreements, dated as of February 14, 2001

          10.7           Note Modification Agreement, dated as of February 14,
                         2001

          99.1           Press Release of Aviation Sales Company dated February
                         16, 2001

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 28th day of February, 2001.

                                   AVIATION SALES COMPANY

                                   /s/ Michael C. Brant
                                   ---------------------------------------------
                                   Michael C. Brant
                                   Vice President and Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION
-----------      -----------
   10.1          Agreement, dated February 14, 2001, between various
                 subsidiaries of the Company and Bank of America, N.A.

   10.2          $10.0 million Term Loan Note, dated February 14, 2001

   10.3 Form of Limited Guaranty from individuals (or entities under their control) providing credit support in favor of Bank of America, N.A.

   10.4          Form of Common Stock Purchase Warrant

   10.5 Amendment No. 4, Consent and Waiver, dated February 14, 2001, to the Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, as amended

   10.6 Amendment and Consent Agreement No. 7 for Lease Agreement and Certain Other Operative Agreements, dated as of February 14, 2001

   10.7          Note Modification Agreement, dated as of February 14, 2001

   99.1          Press Release of Aviation Sales Company dated February 16,
                 2001